As filed with the Securities and Exchange Commission on June 4, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Genius Brands International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-4118216
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

190 N. Canon Drive, 4th Fl.

Beverly Hills, CA 90210

(310) 273-4222

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andy Heyward
Chief Executive Officer
Genius Brands International, Inc.
190 N. Canon Drive, 4th Fl.

Beverly Hills, CA 90210

(310) 273-4222

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Kenneth R. Koch, Esq.
Jeffrey P. Schultz, Esq.
Mintz, Levin, Cohn, Ferris, Glovsky
and Popeo, P.C.
666 Third Avenue
New York, NY 10017
(212) 935-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated Filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	60,100,617	$2.005	(2)	$120,501,737.085	$15,641.13
Total				$120,501,737.085	$15,641.13

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for purpose of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices for a share of the Registrant’s common stock reported on The Nasdaq Stock Market LLC on May 29, 2020.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, dated June 4, 2020

PROSPECTUS

GENIUS BRANDS INTERNATIONAL, INC.

60,100,617 Shares of Common Stock

The selling stockholders of Genius Brands International, Inc. ( “we,” “us” or the “Company”) identified in this prospectus, including their pledgees, donees, transferees, assigns or other successors in interest, may offer and resell under this prospectus up to 60,100,617 shares of our common stock. The number of shares offered for resale consists of (i) 31,100,091 shares of common stock previously issued upon the cashless exercise of certain warrants and (ii) 29,000,526 shares of common stock issuable upon the exercise of certain outstanding warrants at an exercise price of $0.21 per share (each a “Warrant” and collectively, the “Warrants”). The Warrants were issued by Genius Brands International, Inc. (the “Company”) to the selling stockholders, each of whom is an accredited investor, and its placement agent in a private placement transaction that closed on March 17, 2020 pursuant to or in connection with a securities purchase agreement, dated March 11, 2020, by and among the Company and the purchasers named therein.

These shares of common stock will be resold from time to time by the entities and persons listed in the section titled “Selling Stockholders” on page 7, which we refer to as the selling stockholders. The shares of common stock offered under this prospectus by the selling stockholders were or will be issued upon the exercise of the Warrants. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees. Moreover, we will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis.

The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how a selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution” on page 10.

Our common stock is quoted on The Nasdaq Capital Market, or Nasdaq, under the symbol “GNUS.” On June 3, 2020, the last reported sale price of our common stock was $7.93 per share.

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS            , 2020.

TABLE OF CONTENTS

i

INFORMATION CONTAINED IN THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference into this prospectus. We have not, and the selling stockholders have not, authorized anyone to provide you with additional or different information. These securities are not being offered in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the documents incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Genius Brands International, Inc., together with its subsidiaries.

ii

PROSPECTUS SUMMARY

The following is only a summary. We urge you to read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or SEC. Investing in our securities involves risks. Therefore, please carefully consider the information provided under the heading “Risk Factors” starting on page 4.

Overview

Genius Brands International, Inc. is a global content and brand management company that creates and licenses multimedia content. Led by experienced industry personnel, we distribute our content in all formats as well as a broad range of consumer products based on our characters. In the children's media sector, our portfolio features “content with a purpose” for toddlers to tweens, which provides enrichment as well as entertainment. New intellectual property titles include the preschool property Rainbow Rangers, which debuted in November 2018 on Nickelodeon and which was renewed for a second season, and preschool property Llama Llama, which debuted on Netflix in January 2018 and was renewed by Netflix for a second season. Our library titles include the award winning Baby Genius, adventure comedy Thomas Edison's Secret Lab® and Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett which is distributed across our Genius Brands Network on Comcast’s Xfinity on Demand, AppleTV, Roku, Amazon Fire, YouTube, Amazon Prime, Cox, Dish, Sling and Zumo as well as Connected TV. We are also developing an all-new animated series, Stan Lee's Superhero Kindergarten with Stan Lee's Pow! Entertainment.

In addition, we act as licensing agent for Penguin Young Readers, a division of Penguin Random House LLC who owns or controls the underlying rights to Llama Llama, leveraging our existing licensing infrastructure to expand this brand into new product categories, new retailers, and new territories.

Recent Financings

March 2020 Secured Convertible Note and Warrant Private Placement

On March 11, 2020, we entered into a Securities Purchase Agreement (the “March 2020 SPA”) with certain accredited investors (each an “Investor” and collectively, the “Investors”) pursuant to which we agreed to sell and issue (1) the Secured Convertible Notes to the Investors in the aggregate principal amount of $13,750,000 and $11,000,000 funding amount (reflecting an original issue discount of $2,750,000) and (2) the Warrants to purchase 65,476,190 shares of our common stock, exercisable for a period of five years at an initial exercise price of $0.26 per share, for consideration consisting of (i) a cash payment of $7,000,000, and (ii) full recourse cash secured promissory notes payable by the Investors to the Company (each, an “Investor Note” and collectively, the “Investor Notes”) in the principal amount of $4,000,000 (the “Investor Notes Principal”) (collectively, the “March 2020 Financing”). Andy Heyward, our Chairman and Chief Executive Officer, participated as an Investor and invested $1,000,000 in connection with the March 2020 Financing, all of which was paid at the closing and not pursuant to an Investor Note. The Special Equities Group, LLC, a division of Bradley Woods & Co. LTD, acted as placement agent and received warrants to purchase 6,547,619 shares at an exercise price of $0.26 per share (the “Placement Agent Warrants”).

The closing of the sale and issuance of the Secured Convertible Notes, the Warrants and the Placement Agent Warrants occurred on March 17, 2020 (the “Closing Date”). The maturity date of the Secured Convertible Notes is September 30, 2021 and the maturity date of the Investor Notes is March 11, 2060.

1

The Company agreed to hold a stockholder meeting (the “Stockholder Meeting”), by no later than May 15, 2020, to approve the issuance of shares of our common stock issuable under the Secured Convertible Notes and pursuant to the terms of the SPA for the purposes of compliance with the stockholder approval rules of The Nasdaq Stock Market (“Stockholder Approval”) and the Company was obligated to continue to seek Stockholder Approval every 90 days until such approval was obtained. Pursuant to the terms of the SPA, the Secured Convertible Notes and the Warrants, the Company agreed that the following would apply or become effective only following Stockholder Approval: (1) the conversion price of the Secured Convertible Notes would be reduced to $0.21 per share and may be further reduced to any amount and for any period of time deemed appropriate by the board of directors of the Company, (2) the exercise price of the Warrants would be immediately reduced to $0.21 per share and may be further reduced to any amount and for any period of time deemed appropriate by the board of directors of the Company, (3) the Secured Convertible Notes and Warrants would each have full ratchet anti-dilution protection for subsequent financings (subject to certain exceptions), (4) existing warrant holders that participated in the Financing (representing warrants to purchase an aggregate of 8,715,229 shares of our common stock) would have their existing warrants’ exercise prices reduced to $0.21 and (5) the investors would have a most favored nations right which provides that if the Company enters into a subsequent financing, then the Investors (together with their affiliates) at their sole discretion shall have the ability to exchange their Secured Convertible Notes on a $1 for $1 basis into securities issued in the new transaction. Additionally, in the event that any warrants or options (or any similar security or right) issued in a subsequent financing include any terms more favorable to the holders thereof (less favorable to the Company) than the terms of the Warrants, the Warrants shall be automatically amended to include such more favorable terms.

On May 15, 2020, the Company received the necessary Stockholder Approval in connection with the Nasdaq proposals described above. As a result, the conversion price of the Secured Convertible Notes and the exercise price of the Warrants were each reduced to $0.21. In addition, existing warrant holders that participated in the Financing (representing warrants to purchase an aggregate of 8,715,229 shares of our common stock) also had their existing warrants’ exercise prices reduced to $0.21.

March 2020 Securities Purchase Agreement

On March 22, 2020, we entered into a Securities Purchase Agreement with certain long standing investors (the “March Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering by the Company directly to the March Investors, an aggregate of 4,000,000 shares of our common stock, at an offering price of $0.2568 per share for gross proceeds of approximately $1.0 million before deducting offering expenses.

May 2020 Securities Purchase Agreements

On May 7, 2020, we entered into a Securities Purchase Agreement with certain long standing investors (the “May 7th Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering by the Company directly to the May 7th Investors, an aggregate of 8,000,000 shares of our common stock, at an offering price of $0.35 per share for gross proceeds of approximately $2.8 million before deducting offering expenses.

On May 8, 2020, we entered into a Securities Purchase Agreement with certain long standing investors (the “May 8th Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering by the Company directly to the May 8th Investors, an aggregate of 12,000,000 shares of our common stock, at an offering price of $0.454 per share for gross proceeds of approximately $5.448 million before deducting offering expenses.

On May 18, 2020, we entered into a Securities Purchase Agreement with certain long standing investors (the “May 18th Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering by the Company directly to the May 18th Investors, an aggregate of 7,500,000 shares of our common stock, at an offering price of $1.20 per share for gross proceeds of approximately $9.0 million before deducting offering expenses (the “May 18th Registered Offering”).

On May 28, 2020, we entered into a Securities Purchase Agreement with certain long standing investors (the “May 28th Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering by the Company directly to the May 28th Investors, an aggregate of 20,000,000 shares of our common stock, at an offering price of $1.50 per share for gross proceeds of approximately $30.0 million before deducting offering expenses (the “May 28th Registered Offering”).

2

In connection with the holders of the notes and warrants issued pursuant to that certain Securities Purchase Agreement dated as of March 11, 2020 by and among the Company and the investors party thereto agreeing to provide their waiver and consent to the May 28th Registered Offering, we agreed that we will file this Registration Statement on Form S-3 on or before June 5, 2020 registering the resale of the shares of our common stock underlying the warrants issued to certain holders thereof.

Company Information

We were incorporated in California on January 3, 2006 and reincorporated in Nevada in October 2011. We commenced operations in January 2006, assuming all of the rights and obligations of our then Chief Executive Officer, under an Asset Purchase Agreement between us and Genius Products, Inc., in which we obtained all rights, copyrights, and trademarks to the brands “Baby Genius,” “Kid Genius,” “123 Favorite Music” and “Wee Worship,” and all then existing productions under those titles. In October 2011, we (i) changed our domicile to Nevada from California, and (ii) changed our name to Genius Brands International, Inc. from Pacific Entertainment Corporation (the “Reincorporation”). In connection with the Reincorporation, we changed our trading symbol from “PENT” to “GNUS.”

Our principal executive offices are located at 190 N Canon Drive, 4th Floor, Beverly Hills, California 90210. Our telephone number is 310-273-4222. We maintain an Internet website at www.gnusbrands.com. The information contained on, connected to or that can be accessed via our website is not part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors in the sections entitled “Risk Factors” contained in our most recent annual report on Form 10-K, which has been filed with the SEC and is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described therein are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. They use words, such as “anticipate,” “could,” “continue,” “contemplate,” “estimate,” “expect,” “will,” “may,” “potential,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. These include statements, among other things, statements regarding:

•	our ability to generate revenue or achieve profitability;

•	our ability to obtain additional financing on acceptable terms, if at all;

•	our ability to repay our outstanding secured convertible notes;

•	fluctuations in the results of our operations from period to period;

•	general economic and financial conditions;

•	our ability to anticipate changes in popular culture, media and movies, fashion and technology;

•	competitive pressure from other distributors of content and within the retail market;

•	our reliance on and relationships with third-party production and animation studios;

•	our ability to market and advertise our products;

•	our reliance on third-parties to promote our products;

•	our ability to keep pace with technological advances;

•	performance of our information technology and storage systems;

•	a disruption or breach of our internal computer systems;

•	our ability to retain key personnel;

•	the impact of federal, state or local regulations on us or our vendors and licensees;

•	our ability to protect and defend against litigation, including intellectual property claims;

•	the volatility of our stock price;

•	the marketability of our stock;

•	our broad discretion to invest or spend the proceeds of our financings in ways with which our stockholders may not agree and may have limited ability to influence; and

•	other risks and uncertainties, including those listed in the section on “Risk Factors.”

5

Any or all of our forward-looking statements in this prospectus may turn out to be wrong. They can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Consequently, no forward-looking statement can be guaranteed. Actual results may vary materially from those set forth in forward-looking statements. The uncertainties that may cause differences include, but are not limited to: our need for additional funds to finance our operations; our history of losses; anticipated continuing losses and uncertainty of future financing; market acceptance of our services; the sufficiency of our existing capital resources; competition from other companies; the risk of technological obsolescence; uncertainties related to our ability to obtain intellectual property protection for our technology; and dependence on officers, directors and other individuals.

We will not update forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. You are advised to consult any further disclosures we make in our reports to the SEC, including our reports on Forms 10-K, 10-Q and 8-K. Our filings list various important factors that could cause actual results to differ materially from expected results. We note these factors for investors as permitted by the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

USE OF PROCEEDS

We are not selling any securities in this offering and we will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders. The selling stockholders will receive all of the proceeds from any sales of the shares of our common stock offered hereby. However, we will incur expenses in connection with the registration of the shares of our common stock offered hereby, including legal and accounting fees.

We will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. Per the terms of the Warrants, if, at the time of exercise of a Warrant, there was no effective registration statement registering, or no current prospectus available for, the issuance of the shares underlying the Warrant, then the Warrant may also be exercised, in whole or in part, by means of a “cashless exercise”. Before the filing of this prospectus, the holders of 54,050,381 shares underlying the Warrants exercised a portion of their Warrants by means of a “cashless exercise.” If the remaining Warrants are exercised in full, we would receive gross proceeds of approximately $6.1 million. We currently intend to use such proceeds, if any, for general corporate purposes and working capital. The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise the Warrants, in whole or in part.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time by the selling stockholders identified in the table below, including their pledgees, donees, transferees, assigns or other successors in interest, of up to an aggregate 60,100,617 shares of our common stock, which includes (i) 31,100,091 shares of common stock previously issued upon the cashless exercise of the Warrants and (ii) 29,000,526 shares of common stock issuable upon the exercise of the currently outstanding Warrants at an exercise price of $0.21 per share. The Warrants were issued by us to accredited investors pursuant to or in connection with the March 2020 Financing.

The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock held by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their respective ownership of shares of common stock, as of June 1, 2020, assuming exercise of the Warrants held by each such selling stockholder on that date and does not take into account any limitations on exercise of the Warrants or conversion of the convertible notes set forth therein. The percentage of shares beneficially owned prior to the offering is based on 105,992,802 shares of our common stock outstanding as of June 1, 2020. The number of shares in the column “Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus” represents all of the shares that the selling stockholder may offer under this prospectus and does not take into account any limitations on the exercise of Warrants set forth therein.

Under the terms of the Warrants, a selling stockholder may not exercise the Warrants to the extent (but only to the extent) such selling stockholder or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 4.99% or 9.99%, as applicable, of the total number of shares of our common stock then issued or outstanding. The percentages in the fifth column reflects these limitations. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Security Holder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering (1)	% of Shares of Common Stock Beneficially Owned After Offering (1)
Empery Asset Master, LTD. (2)	941,760	340,449	601,311	*
Empery Debt Opportunity Fund, LP (3)	20,367,800	8,085,657	12,282,143	4.99%
Empery Tax Efficient, LP (4)	295,461	85,113	210,348	*
Richard Molinsky (5)	1,097,587	437,390	660,197	*
L1 Capital Global Opportunities Master Fund (6)	7,892,912	3,571,429	4,231,483	3.13%
Iroquois Master Fund Ltd. (7)	6,702,116	2,083,333	4,618,783	3.42%
Iroquois Capital Investment Group, LLC (8)	10,647,481	3,869,048	6,778,433	4.99%
CVI Investments, Inc. (9)	15,315,778	5,263,397	10,052,381	4.99%
Brio Capital Master Fund Ltd. (10)	6,503,635	2,793,639	3,709,996	2.75%
Brio Select Opportunities Fund, LP (11)	9,914,924	4,691,710	5,223,214	3.87%
Anson Investments Master Fund LP (12)	37,076,712	17,553,675	19,523,037	9.9%
M3A LP (13)	11,617,861	5,665,480	5,952,381	4.41%
Andrew Arno (14)	1,188,647	1,188,647	–	–
Bradley Woods & Co. Ltd. (15)	599,997	599,997	–	–
Jonathan Schechter (16)	1,188,647	1,188,647	–	–
Joseph Reda (17)	2,377,347	2,377,347	–	–
T. Timothy Berry (18)	305,659	305,659	–	–

*	Less than 1%.

(1) Assumes the sale of the maximum number of shares of common stock to be sold pursuant to this prospectus. The number of shares listed in the fourth column does not take into account any limitations on exercise of the Warrants or conversion of the convertible notes set forth therein, but the ownership percentages listed in the fifth column does take such limitations into account.

(2) Includes Warrants to purchase up to 357,143 shares of our common stock, of which the selling stockholder received 119,920 shares of common stock upon the cashless exercise of 136,614 Warrants. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(3) Includes Warrants to purchase up to 8,482,143 shares of our common stock, of which the selling stockholder received 2,848,099 shares of common stock upon the cashless exercise of 3,244,585 Warrants. Empery Asset Management LP, the authorized agent of Empery Debt Opportunity Fund, LP (“EDOF”), has discretionary authority to vote and dispose of the shares held by EDOF and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EDOF. EDOF, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

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(4) Includes Warrants to purchase up to 89,286 shares of our common stock, of which the selling stockholder received 29,981 shares of common stock upon the cashless exercise of 34,154 Warrants. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. The selling stockholder’s address is c/o Empery Asset Management, LP, 1 Rockefeller Plaza, Suite 1205, New York, NY 10020.

(5) Includes Warrants to purchase up to 505,952 shares of our common stock, of which the selling stockholder received 437,390 shares of common stock upon the cashless exercise of 505,952 Warrants. The selling stockholder’s address is 51 Lords Hwy East, Weston, CT 06883.

(6) Includes Warrants to purchase up to 3,571,429 shares of our common stock. David Feldman is the natural person with voting and dispositive power over the shares held by L1 Capital Global Opportunities Master Fund. The selling stockholder’s address is Level 23, 135 East 57th St, New York, NY 10022.

(7) Includes Warrants to purchase up to 2,083,333 shares of our common stock. Richard Abbe has the sole authority and responsibility for the investments made on behalf of Iroquois Capital Investment Group LLC (“ICIG”) as its managing member and shares authority and responsibility for the investments made on behalf of Iroquois Master Fund Ltd. (the “Fund”) with Kimberly Page, each of whom is a director of the Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the Warrants (subject to the Blockers) held by, the Fund and ICIG. Iroquois Capital Management L.L.C. (“Iroquois”) is the investment manager for the Fund and Mr. Abbe is the President of Iroquois. Each of the Iroquois Funds and the selling stockholders disclaims any beneficial ownership of any such shares of common stock, except to the extent of their pecuniary interest therein. The selling stockholder’s address is 125 Park Ave., 25th Fl. NY, NY 10017.

(8) Includes Warrants to purchase up to 3,869,048 shares of our common stock. Richard Abbe has the sole authority and responsibility for the investments made on behalf of ICIG as its managing member and shares authority and responsibility for the investments made on behalf of the Fund with Kimberly Page, each of whom is a director of the Fund. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying Warrants (subject to the Blockers) held by, the Fund and ICIG. Iroquois is the investment manager for the Fund and Mr. Abbe is the President of Iroquois. Each of the Iroquois Funds and the selling stockholders disclaims any beneficial ownership of any such shares of common stock, except to the extent of their pecuniary interest therein. The selling stockholder’s address is 125 Park Ave., 25th Fl. NY, NY 10017.

(9) Includes Warrants to purchase up to 5,952,381 shares of our common stock, of which the selling stockholder received 4,778,956 shares of common stock upon the cashless exercise of 5,467,940 Warrants. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial owner of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale of shares pursuant to this prospectus. The selling stockholder’s address is c/o Heights Capital Management, 101 California St., Suite 3250, San Francisco, CA 94111.

(10) Includes Warrants to purchase up to 3,110,119 shares of our common stock, of which the selling stockholder received 2,793,639 shares of common stock upon the cashless exercise of 3,110,119 Warrants. Shaye Hirsch is the natural person with voting and dispositive power over the shares held by Brio Capital Master Fund Ltd. The selling stockholder’s address is 100 Merrick Road Suite 401W, Rockville Centre, NY 11570.

(11) Includes Warrants to purchase up to 5,223,214 shares of our common stock, of which the selling stockholder received 4,691,710 shares of common stock upon the cashless exercise of 5,223,214 Warrants. Shaye Hirsch is the natural person with voting and dispositive power over the shares held by Brio Select Opportunities Fund, LP. The selling stockholder’s address is 100 Merrick Road Suite 401W, Rockville Centre, NY 11570.

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(12) Includes Warrants to purchase up to 17,857,143 shares of our common stock, of which the selling stockholder received 5,000,000 shares of common stock upon the cashless exercise of 5,303,468 Warrants. Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the securities held by Anson. Bruce Winson is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Winson, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of common stock except to the extent of their pecuniary interest therein. The selling stockholder’s address is Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Road, George Town, Grand Cayman KY1-9008, Cayman Islands.

(13) Includes Warrants to purchase up to 5,952,381 shares of our common stock, of which the selling stockholder received 4,740,099 shares of common stock upon the cashless exercise of 5,000,000 Warrants. Ari Morris is the natural person with voting and dispositive power over the shares held by M3A LP. The selling stockholder’s address is 150 Greenwich Street, Floor 29, New York, New York 10007.

(14) Includes Placement Agent Warrants to purchase up to 1,375,000 shares of our common stock, of which the selling stockholder received 1,188,647 shares of common stock upon the cashless exercise of 1,375,000 Warrants. The selling stockholder’s address is 6 Sheraton Lane, Rumson, NY 07760. The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in the March 2020 Financing and each of our financings during the previous six months.

(15) Includes Placement Agent Warrants to purchase up to 694,047 shares of our common stock, of which the selling stockholder received 599,997 shares of common stock upon the cashless exercise of 694,047 Warrants. The selling stockholder’s address is 310 West End Avenue, #9, New York, NY 10023. Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., is a registered broker-dealer and acted as our placement agent in the March 2020 Financing and each of our financings during the previous six months.

(16) Includes Placement Agent Warrants to purchase up to 1,375,000 shares of our common stock, of which the selling stockholder received 1,188,647 shares of common stock upon the cashless exercise of 1,375,000 Warrants. The selling stockholder’s address is 135 Sycamore Avenue, Roslyn, NY 11576. The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in the March 2020 Financing and each of our financings during the previous six months.

(17) Includes Placement Agent Warrants to purchase up to 2,750,000 shares of our common stock, of which the selling stockholder received 2,377,347 shares of common stock upon the cashless exercise of 2,750,000 Warrants. The selling stockholder’s address is 1324 Manor Circle, Pelham, NY 10803. The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in the March 2020 Financing and each of our financings during the previous six months.

(18) Includes Placement Agent Warrants to purchase up to 353,572 shares of our common stock, of which the selling stockholder received 305,659 shares of common stock upon the cashless exercise of 353,572 Warrants. The selling stockholder’s address is 4 Millers Way, Old Lyme, CT 06371. The selling stockholder is an employee of Special Equities Group, LLC, a division of Bradley Woods & Co., Ltd., which is a registered broker-dealer that acted as our placement agent in the March 2020 Financing and each of our financings during the previous six months.

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PLAN OF DISTRIBUTION

Each Selling Stockholder (the “selling stockholders”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal Trading Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the securities we are offering will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

Squar Milner LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this Registration Statement. Our financial statements are incorporated by reference in reliance on Squar Milner LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov, and on our web site at http://www.gnusbrands.com. The information contained on our web site is not included or incorporated by reference into this prospectus. In addition, our common stock is listed for trading on The Nasdaq Capital Market under the symbol “GNUS.” You can read and copy reports and other information concerning us at the offices of the Financial Industry Reporting Authority located at 1735 K Street, N.W., Washington, D.C. 20006.

This prospectus is only part of a Registration Statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the Registration Statement. We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may:

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC’s web site or our web site.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 30, 2020.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed on May 18, 2020;

•	Our Current Reports on Form 8-K (other than information furnished rather than filed) filed on May 7, 2020, May 8, 2020, May 15, 2020, May 18, 2020 and May 28, 2020;

•	Our Definitive Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders filed on April 14, 2020 as supplemented by the DEFA14A filed on May 12, 2020; and

•	The description of our common stock contained in Exhibit 4.13 in our Form 10-K filed on March 30, 2020.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (310) 373-4222 or by writing to us at the following address:

Genius Brands International, Inc.

190 N. Canon Drive, 4th Floor

Beverly Hills, CA 90210

Attn: Robert Denton

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Genius Brands International, Inc.

60,100,617 Shares of Common Stock

PROSPECTUS

                    , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the Company’s estimates (other than the SEC registration fee) of the expenses in connection with the issuance and distribution of the securities being registered.

Item	Amount
SEC registration fee	$15,641.13
Legal fees and expenses	$25,000
Accounting fees and expenses	$5,000
Printing fees	$5,000
Miscellaneous fees and expenses	$358.87
Total	$51,000

Item 15.	Indemnification of Directors and Officers

The Nevada Revised Statutes provide that:

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•	a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•	to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

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The Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide that our company shall indemnify each director, officer, and employee of our company, (i) against all the expenses (including attorneys’ fees, court costs and expert witness fees), judgments, decrees and fines actually paid in settlement in connection with any action, suit or proceeding, provided that the Board of Directors shall first have determined, in its sole judgment, that the person acted in good faith and in a manner that he or she reasonably believed to be in the best interests of the company. Our bylaws also provide that our company may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending proceeding civil action, suit or proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under the bylaws.

Item 16.	Exhibits

(a)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization between Genius Brands International, Inc., A Squared Entertainment LLC, A Squared Holdings LLC and A2E Acquisition LLC dated November 15, 2013 (Incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 20, 2013)

4.1	Form of Investor Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2020).

4.2	Form of Placement Agent Warrant (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2020).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding legality of securities being registered

23.1*	Consent of Squar Milner LLP, independent registered public accounting firm

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)

*	Filed herewith.

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Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 (§239.13 of this chapter) or Form F–3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii)	If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Beverly Hills, State of California, on June 4, 2020.

GENIUS BRANDS INTERNATIONAL, INC.

By	/s/ Andy Heyward
Name: Andy Heyward Chairman and Chief Executive Officer (Authorized Officer and Principal Executive Officer)

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POWER OF ATTORNEY

We, the undersigned officers and directors of Genius Brands International, Inc., hereby severally constitute and appoint Andy Heyward and Robert Denton, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 filed herewith, and any and all pre-effective and post-effective amendments to said registration statement, and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with the registration under the Securities Act of 1933, as amended, of equity securities of the Company, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of us might or could do in person, and hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andy Heyward	Chairman and Chief Executive Officer	June 4, 2020
Andy Heyward	(Principal Executive Officer)

/s/ Robert Denton	Chief Financial Officer (Principal Financial and Accounting Officer)	June 4, 2020
Robert Denton

/s/ Joseph “Gray” Davis	Director	June 4, 2020
Joseph “Gray” Davis

/s/ P. Clark Hallren	Director	June 4, 2020
P. Clark Hallren

/s/ Anthony Thomopoulos	Director	June 4, 2020
Anthony Thomopoulos

/s/ Margaret Loesch	Director	June 4, 2020
Margaret Loesch

/s/ Lynne Segall	Director	June 4, 2020
Lynne Segall

/s/ Michael Klein	Director	June 4, 2020
Michael Klein

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